Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Clorox Company (the "Company") on Form S-8 of our report dated August 8, 1996, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.



DELOITTE & TOUCHE LLP
San Francisco, California
June 17, 1997